Memorandum of Understanding No. 5
                       Minutes of the Presstek-Heidelberg
                     Meeting on March 6, 1996 in Heidelberg

Presstek and Heidelberg agreed on the following subjects:

1) Heidelberg's kit orders to Presstek according to the current "Rolling Forecast" shall be firm and binding until December 31, 1997 in order to help Presstek renegotiating prices with its suppliers.

2)  The future kit price shall be as follows:

         -from April 1, 1997                                  [     *      ]
         -from September 1, 1997                              [     *      ]
         -from March 1, 1998                                  [     *      ]
         -from September 1, 1998                              [     *      ]

3) The royalties on the kits already shipped by Presstek to Heidelberg are owed and payment by Heidelberg will be made in three equal instalments on March 25, April 25 and May 25, 1997.

4) From April 1, 1997 Presstek and Heidelberg agree on a fixed royalty in the amount of [ * ] per kit. If Heidelberg's exclusive rights according to the current Agreements are terminated, the aforementioned amount will be renegotiated by the parties.

5) Heidelberg will pay the kit price as set forth in no. 2 and the fixed royalty as set forth in no. 4 (e.g. from April 1, 1997 [ * ]) in total within 45 days from the date of Presstek's invoice or from the date of shipment to Heidelberg, whichever is later. Presstek's invoice shall separately indicate said kit price and fixed royalty.

6. Heidelberg shall give Presstek its approval for future engineering changes which affect form, fit or function of the Quickmaster DI within a target period of 30 days after having received the solution (software/hardware) to the engineering change from Presstek. If necessary, e.g. in case of a mechanical redesign by Heidelberg, the parties will agree on an adequate extension of this target period.

7) All other current Agreements between Presstek and Heidelberg shall not be affected and remain [ * ].

Heidelberg, March 7, 1997

s/ Marcel Kiessling s/ Dietmar Kurz      s/ Robert Howard s/ Richard A. Williams
-----------------------------------      ---------------------------------------
Marcel Kiessling Dietmar Kurz               Robert Howard Richard A. Williams
Heidelberger Druckmaschinen                 Presstek, Inc.
Aktiengesellschaft

* The portions of this document marked with an asterisk have been omitted and confidential treatment of such omitted portions has been requested pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.